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                                                                    EXHIBIT 99.4

                           Children's Concept, Inc.
                          Non-Qualified Stock Option

     THIS STOCK OPTION ("Option") is granted this 7th day of August, 1995, by Children's Concept, Inc., a Pennsylvania corporation (the "Company"), to Nick A. Egelanian (the "Optionee").

                               W I T N E S S E T H
                               - - - - - - - - - -

     1. Grant. The Company hereby grants to the Optionee an Option to purchase
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on the terms and conditions hereinafter set forth all or any part of an aggregate of 20,000 shares of the Company's Common Stock, par value $.01 per share (the "Option Shares"), at the purchase price of $3.33 per share (the "Option Price"). This Option is not intended to be an "incentive stock option" within the meaning of section 422A(b) of the Internal Revenue Code of 1986 (the "Code"). This Option is not granted pursuant to the Children's Concept, Inc. 1993 Stock Incentive Plan (the "Plan").

     2. Term and Exercisability.
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     (a) General Rule. The Option granted hereunder shall vest (the "Vested
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Options") in three cumulative installments, with each installment vesting on the vesting date in the chart below for the number of Option Shares set forth across from such vesting date.


     Vesting Date                                          Option Shares
     ------------                                          -------------

     July 15, 1995                                             10,000

     January 31, 1996                                          5,000

     July 31, 1996; provided that the                          5,000
     vesting date shall be January 31, 1996
     if the Master Brokerage Agreement
     between Company and Optionee, effective
     July 15, 1995 ("MBA"), is not renewed

Subject to the other terms of this Option regarding exercisability of this Option, this Option may be exercised on or after the date shares have vested.
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The Option granted hereunder shall terminate with respect to each installment at
5:00 p.m. local Philadelphia, Pennsylvania time on November 29, 2003 (the "Expiration Date"), unless sooner terminated under Section 2(b) or (c) below.
Any installment may be exercised in whole or in part, except that this Option may in no event be exercised with respect to fractional shares.

     (b) Certain Transactions. If (i) the Company is dissolved or liquidated or
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(ii) an acquisition or business combination transaction occurs in which the
Company (A) is not the surviving or acquiring entity or (B) becomes an 80% or more subsidiary of another person or company, then the Option shall terminate on any date specified by the Company's Board of Directors ("Board"). If this
Section 2(b) shall become applicable, the Board shall have the right to advance the Expiration Date of this Option without the consent of the Optionee, as it deems necessary or desirable. The Board may accelerate the exercisability of any installments that are not yet exercisable before the accelerated Expiration Date, but the Board shall have no obligation to do so.

     (c) Breach of Restrictive Covenants or Termination of MBA for Cause.
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Notwithstanding anything herein to the contrary, if the Company makes a finding that the Optionee (i) has breached the MBA, the Non-Competition Agreement entered in connection with the MBA, or any successor to either such agreement, or has engaged in any sort of disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty or (ii) has disclosed trade secrets or confidential information of the Company or an Affiliate, the Option shall terminate on the date of such finding. In addition to immediate termination of the Option, the Optionee shall forfeit all Option Shares for any exercised portion of the Option for which the Company has not yet delivered the share certificates to the Optionee upon refund by the Company of the Option Price paid by the Optionee. Notwithstanding anything herein to the contrary, upon any purported exercise of this Option, the Company may withhold delivery of share certificates pending the resolution of an inquiry that could lead to a finding resulting in a forfeiture.

     3. Transfers. This Option is not transferable by the Optionee otherwise
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than by will or pursuant to the laws of descent and distribution in the event of the Optionee's death, in which event the Option may be exercised by the heirs or legal representatives of the Optionee. The Option may be exercised during the lifetime of the Optionee only by the Optionee or his legal representative in the event of his incompetence. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect. Any exercise of the Option by a person other than the Optionee shall be accompanied by appropriate proofs of the right of such person to exercise the Option.

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     4. Method of Exercise and Payment. When exercisable under Section 2, the
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Option may be exercised by written notice, pursuant to Section 8, to the
Company's Treasurer specifying the number of Option Shares to be purchased and, unless the Option Shares are covered by a then current registration statement under the Securities Act of 1933 (the "Act") and current registrations under all applicable state securities laws, containing the Optionee's acknowledgment, in form and substance satisfactory to the Company, that the Optionee (a) is purchasing such Option Shares for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) has been advised and understands that (i) the Option Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer, and (ii) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) has been advised and understands that such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) has been advised that an appropriate legend referring to the foregoing restrictions on transfer may be endorsed on the certificates. The notice shall be accompanied by payment of the aggregate Option Price of the Option Shares being purchased (a) in cash,
(b) by certified check payable to the order of the Company, or (c) by a combination of the foregoing. Such exercise shall be effective upon the actual receipt by the Company's Treasurer of written notice of exercise and payment.

     In addition, except as provided below, the Optionee may make payment in whole or in part in shares of the Company's Common Stock held by the Optionee. For purposes of determining the amount of payment, such shares shall be valued at their fair market value on the date of exercise as determined by the Board. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of the Optionee representing shares of the Company's Common Stock legally and beneficially owned by the Optionee, free of all liens, claims and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates. Notwithstanding the foregoing, the Board, in its sole discretion, may refuse to accept shares of the Company's Common Stock in payment of the Option Price. In that event, any certificates representing shares of the Company's Common Stock which were delivered to the Company shall be returned to the Optionee with notice of the refusal of the Board to accept such shares in payment of the Option Price. Furthermore, the Board may impose from time to time such limitations and prohibitions on the use of shares of the Company's Common Stock for payment upon exercise of the Option as it deems appropriate in its sole discretion.

     5. Adjustments or Changes in Capitalization. In the event that, prior to
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the delivery by the Company of all of the Option Shares in respect of which the
Option is granted,

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there shall be a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Company's Common Stock and/or other outstanding equity security or a recapitalization or other capital adjustment affecting the Company's Common Stock or an equity security of the Company which is effected without receipt of consideration by the Company, the remaining number of Option Shares (or class of shares) subject to the Option and the Option Price therefor shall be adjusted in a manner determined by the Board so that the adjusted number of Option Shares (or class of shares) and the adjusted Option Price shall be the substantial equivalent of the remaining number of Option Shares subject to the Option and the Option Price thereof prior to such change. For purposes of this Section 5, no adjustment shall be made as a result of the issuance of the Company's Common Stock upon the conversion of other securities of the Company which are convertible into Common Stock.

     6. Legal Requirements and Purchase for Investment. Unless the Option Shares
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have been registered under the Act, the Optionee's right to exercise this Option may be conditioned upon the Optionee's delivery of his written representation to the Company that the Option Shares are being acquired by him for his own investment and not with a view to resale or distribution. Notwithstanding anything contained herein to the contrary, if (a) the listing, registration or qualification of the Option Shares upon any securities exchange or under any federal or state law, or (b) the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of Option Shares, the Company may defer exercise of this Option unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. If registration is considered unnecessary by the Company or its counsel, the Company may permit exercise and cause a legend to be placed on the Option Shares being issued calling attention to the fact that they have been acquired for investment and have not been registered.

     7. Interpretation and Application. All questions of interpretation and
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application of this Option shall be determined by the Board. Such determinations shall be final, binding and conclusive.

     8. Notices. Any notice to be given to the Company shall be addressed to the
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Treasurer of the Company at its principal executive office, and any notice to be given to the Optionee shall be addressed to the Optionee at the address then appearing on the records of the Company, or at such other addresses as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when delivered (personally, by courier service, such as Federal Express, or by other messenger) or when deposited in the United States mail, addressed as aforesaid, registered or certified mail, and with proper postage and registration or certification fees prepaid.

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     9.  No Continued Service. Neither the grant of this Option nor anything
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herein contained shall be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or an Affiliate to retain the Optionee in the service of the Company or an Affiliate or to affect in any way the right of the Company or any Affiliate to terminate the Optionee's service, responsibilities, duties, or authority to represent the Company or any Affiliate at any time for any reason whatsoever.

     10. Withholding of Taxes. Whenever the Company proposes or is required to
         --------------------
deliver or transfer Option Shares in connection with the exercise of this Option, the Company shall have the right to (a) require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares or (b) take whatever action it deems necessary to protect its interests with respect to tax liabilities, including, without limitation, withholding a portion of the Option Shares otherwise deliverable pursuant to exercise of the Option.

     11. Governing Law. This Agreement shall be governed by and interpreted
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under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

     IN WITNESS WHEREOF, the Company has granted this Option on the day and year first above written.


Attest:                                               CHILDREN'S CONCEPT, INC.


/s/ Robert A. Helpert                                 /s/ David Schlessinger
--------------------------                            --------------------------
Robert A. Helpert                                     David Schlessinger,
Secretary                                             President


(Corporate Seal)


Witness:                                              ACCEPTED BY:


/s/ Susan Ellen Shine                                 /s/ Nick A. Egelanian
--------------------------                            --------------------------
Susan Ellen Shine                                     Name:  Nick A. Egelanian

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